As filed with the Securities and Exchange Commission on October 12, 2021

Registration No. 333-118222

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PDC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2636730 (I.R.S. Employer Identification Number)
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Amended and Restated Non-Employee Director Deferred Compensation Plan
(Full Title of Plan)

Nicole L. Martinet
Senior Vice President, General Counsel and Corporate Secretary
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

PDC Energy, Inc., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) this post-effective amendment to deregister the shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), previously registered under the following Registration Statement on Form S-8 filed with the SEC (the “Registration Statement”), together with any and all plan interests registered thereunder:

Registration Statement No. 333-118222, filed on August 13, 2004, as amended by the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, filed on June 8, 2015, which registered 50,000 shares of Common Stock to be offered or sold pursuant to the Registrant’s Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Plan”).

On May 26, 2020, the Registrant determined to terminate and liquidate the Plan. On June 3, 2021, the Registrant liquidated the account balances of the remaining participants of the Plan. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and the Registrant hereby deregisters all shares of the Common Stock registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related plan interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 12, 2021.

PDC ENERGY, INC.
By:	/s/ Barton R. Brookman
Name:	Barton R. Brookman
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-118222 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Barton R. Brookman	President and Chief Executive Officer	October 12, 2021
Barton R. Brookman	and Director (principal executive officer)

/s/ R. Scott Meyers	Chief Financial Officer	October 12, 2021
R. Scott Meyers	(principal financial officer)

/s/ Douglas Griggs	Chief Accounting Officer	October 12, 2021
Douglas Griggs	(principal accounting officer)

/s/ Mark E. Ellis	Non-Executive Chairman of the Board of Directors	October 12, 2021
Mark E. Ellis

/s/ Paul J. Korus	Director	October 12, 2021
Paul J. Korus

/s/ David C. Parke	Director	October 12, 2021
David C. Parke

/s/ Lynn A. Peterson	Director	October 12, 2021
Lynn A. Peterson

/s/ Carlos A. Sabater	Director	October 12, 2021
Carlos A. Sabater

/s/ Diana L. Sands	Director	October 12, 2021
Diana L. Sands